UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 12, 2023

TANCHENG GROUP CO., LTD.

(Exact name of registrant as specified in its charter)

Nevada	333-228803	38-4086827
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 32 Hexizhuang Village, Huili Township, Jiaocheng County

Lvliang City, Shanxi Province, P.R. China 030500

(Address of principal executive offices, zip code)

(+86) 139-1097-2765

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Additional Board Member

On October 12, 2023, the Board of Directors (the “Board”) of the Company appointed an additional director, Ms. Longjiao Li, to the Board. As a result, the Board now consists of two members, Mr. Yu Yang and Ms. Longjiao Li. Ms. Longjiao Li will hold office until her successor has been duly elected and qualified, or until her resignation, disqualification or removal, whichever occurs first.

Ms. Longjiao Li, age 35, co-founded and has served at Shenzhen Qianhai Huaxin Investment Holdings Co., Ltd. since 2017. Since August 2022, she has also served as an independent director on the board of DT Cloud Acquisition Corporation. Ms. Longjiao Li holds a bachelor’s degree in bioengineering from Shaanxi University of Science and Technology.

There is no family relationship that exists between Ms. Longjiao Li and any other director or executive officer of the Company. Except as disclosed herein, there are no arrangements or understandings between Ms. Longjiao Li and any other persons pursuant to which she was selected as a director, nor are there related party transactions between the Company and Ms. Longjiao Li that would require disclosure under Item 404(a) of Regulation S-K.

Officer Appointments

On October 12, 2023, the Board appointed Mr. Yu Yang, currently the Company’s Chief Executive Officer, President, Chief Financial Officer, Secretary, and Treasurer, as the Company’s Chairman of the Board. The Board also appointed Ms. Caixia Zhang as the Company’s Chief Financial Officer and Ms. Ping Li as the Company’s Secretary. Upon Ms. Caixia Zhang’s appointment, Mr. Yu Yang will automatically resign as the Company’s Chief Financial Officer.

Ms. Caixia Zhang, age 63, is currently serving as the chief financial officer of the Company’s Chinese subsidiary, Shanxi Qiansui Tancheng Culture Media Co., Ltd. (“Qiansui Media”). She has served as a director and deputy general manager of Quantianhou (Hainan) Network Esports Co., Ltd. since 2018. Ms. Caixia Zhang holds an associate degree from Taiyuan Radio and Television University.

There is no family relationship that exists between Ms. Caixia Zhang and any other director or executive officer of the Company, except that Ms. Caixia Zhang is Mr. Yu Yang’s mother.

Except as disclosed below, there are no related party transactions between the Company and Ms. Caixia Zhang that would require disclosure under Item 404(a) of Regulation S-K:

Effective February 10, 2023, pursuant to an Assignment of Shares agreement, Qiansui Media assigned 2,800,000 shares of the Company’s common stock to Zhan Jue Cheng Limited, a British Virgin Islands company controlled by Mr. Yang, and 700,000 shares of the Company’s common stock to Zhang Caixia Limited, a British Virgin Islands company controlled by Ms. Caixia Zhang.

On March 14, 2023, the Company entered into a definitive Contribution Agreement (the “Contribution Agreement”) with Zhan Jue Cheng Limited, a British Virgin Islands company controlled by our CEO, Mr. Yu Yang, and Zhang Caixia Limited, a British Virgin Islands company controlled by, Ms. Caixia Zhang (collectively, the “Contributors”), who together own 100% of the issued and outstanding ordinary shares of Qiansui International (the “Contributed Shares”). Pursuant to the Contribution Agreement, the Contributors agreed to contribute all of their rights, title and interests in and to the Contributed Shares to the Company (the “Contribution”). On March 20, 2023, the Contribution was completed.

Ms. Ping Li, age 33, currently serves as the secretary of Qiansui Media. From 2013 to 2016, Ms. Ping Li served as the administrative director of Shanxi Jiuniu Livestock Co., Ltd. She received a bachelor's degree from Zhongbei University and holds an Enterprise Human Resources Management Specialist Level 3 certificate.

There is no family relationship that exists between Ms. Ping Li and any other director or executive officer of the Company. Except as disclosed herein, there are no related party transactions between the Company and Ms. Ping Li that would require disclosure under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2023	Tancheng Group Co., Ltd.

/s/ Yu Yang
Name: Yu Yang
Title: Chief Executive Officer

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